UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 16, 2024

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective February 1, 2024, Doug Wiest resigned as a director of Cincinnati Bell Inc. (the “Company”).

By written action executed on February 16, 2024, the sole shareholder of the Company elected Mikhail Dyadyuk as a director of the Company, effective retroactively to February 12, 2024, to fill the vacancy created by the resignation of Mr. Wiest. Mr. Dyadyuk was elected in accordance with the terms of the limited liability agreement of Red Fiber Holdings LLC (“Red Fiber Holdings”), of which the Company is an indirect wholly-owned subsidiary. The Red Fiber Holdings limited liability company agreement gives certain investors in Red Fiber Holdings the right to designate managers of Red Fiber Holdings, who also are elected as directors of the Company. Mr. Dyadyuk is not expected to be named to any committees of the Board of Directors of the Company.

Mr. Dyadyuk will not receive any compensation from the Company for his services as a director of the Company. There are no transactions involving Mr. Dyadyuk that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	February 21, 2024	By:	/s/ Mary E. Talbott
Name: Mary E. Talbott Title: Chief Legal Officer